PricewaterhouseCoopers LLP
Suite 2100
250 W. Pratt St.
Baltimore MD 21201
Telephone (410) 783 7600
Facsimile (410) 783 7680










February 27, 2004


Securities and Exchange Commission
Mail Stop 11-3
450 5th Street, N.W.
Washington, D.C. 20549


RE:      Vantagepoint Actively Managed Funds
         Vantagepoint Index Funds
         Vantagepoint Model Portfolio Funds


Dear Sir/Madam:

     We have read and agree with the comments in Sub-Item 77K of Form N-SAR of the above mentioned Funds dated February 27, 2004.


Yours very truly,


/s/ PricewaterhouseCoopers LLP